Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Non-Statutory Stock Option Plan of Technical Communications Corporation of our report dated November 5, 2004, with respect to the consolidated financial statements of Technical Communications Corporation included in its Annual Report on Form 10–KSB for the year ended September 25, 2004 as filed with the Securities and Exchange Commission.

/s/ Vitale, Caturano & Company Ltd.
Vitale, Caturano & Company Ltd.

Boston, Massachusetts

August 8, 2005